                                                                     Exhibit 4.1

                              MAAX HOLDINGS, INC.,
                                   as Issuer,

                                       and

                      U.S. Bank Trust National Association,
                                   as Trustee

                                    INDENTURE

                          Dated as of December 10, 2004

                      11.25% Senior Discount Notes due 2012

                              CROSS-REFERENCE TABLE

Trust Indenture Act                                                                  Indenture
      Section                                                                         Section
------------------                                                                  -----------
310  (a)(1)................................................................         7.10
     (a)(2)................................................................         7.10
     (a)(3)................................................................         N.A.
     (a)(4)................................................................         N.A.
     (a)(5)................................................................         7.08; 7.10
     (b)...................................................................         7.08; 7.10; 10.02
     (c)...................................................................         N.A.
311  (a)...................................................................         7.11
     (b)...................................................................         7.11
     (c)...................................................................         N.A.
312  (a)...................................................................         2.05
     (b)...................................................................         10.03
     (c)...................................................................         10.03
313  (a)...................................................................         7.06
     (b)(1)................................................................         7.06
     (b)(2)................................................................         7.06
     (c)...................................................................         7.06; 10.02
     (d)...................................................................         7.06
314  (a)...................................................................         4.06; 4.18; 10.02
     (b)...................................................................         N.A.
     (c)(1)................................................................         7.02; 10.04; 10.05
     (c)(2)................................................................         7.02; 10.04; 10.05
     (c)(3)................................................................         N.A.
     (d)...................................................................         N.A.
     (e)...................................................................         10.05
     (f)...................................................................         N.A.
315  (a)...................................................................         7.01(b); 7.02(a)
     (b)...................................................................         7.05; 10.02
     (c)...................................................................         7.01
     (d)...................................................................         6.05; 7.01(c)
     (e)...................................................................         6.11
316  (a)(last sentence)....................................................         2.09
     (a)(1)(A).............................................................         6.05
     (a)(1)(B).............................................................         6.04
     (a)(2)................................................................         9.02
     (b)...................................................................         6.07
     (c)...................................................................         9.05
317  (a)(1)................................................................         6.08
     (a)(2)................................................................         6.09
     (b)...................................................................         2.04
318  (a)...................................................................         10.01
     (c)...................................................................         10.01

                            N.A. means Not Applicable

 Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

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                                                   ARTICLE ONE

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.............................................................................    1
SECTION 1.02.      Other Definitions.......................................................................   26
SECTION 1.03.      Incorporation by Reference of Trust Indenture Act.......................................   27
SECTION 1.04.      Rules of Construction...................................................................   27

                                                  ARTICLE TWO

                                                   THE NOTES

SECTION 2.01.      Form and Dating.........................................................................   28
SECTION 2.02.      Execution, Authentication and Denomination; Additional Notes; Exchange Securities.......   29
SECTION 2.03.      Registrar and Paying Agent..............................................................   30
SECTION 2.04.      Paying Agent To Hold Assets in Trust....................................................   31
SECTION 2.05.      Holder Lists............................................................................   31
SECTION 2.06.      Transfer and Exchange...................................................................   31
SECTION 2.07.      Replacement Notes.......................................................................   32
SECTION 2.08.      Outstanding Notes.......................................................................   32
SECTION 2.09.      Treasury Notes..........................................................................   33
SECTION 2.10.      Temporary Notes.........................................................................   33
SECTION 2.11.      Cancellation............................................................................   33
SECTION 2.12.      Defaulted Interest......................................................................   33
SECTION 2.13.      CUSIP and ISIN Numbers..................................................................   34
SECTION 2.14.      Deposit of Moneys.......................................................................   34
SECTION 2.15.      Book-Entry Provisions for Global Notes..................................................   34
SECTION 2.16.      Special Transfer and Exchange Provisions................................................   35

                                                 ARTICLE THREE

                                                   REDEMPTION

SECTION 3.01.      Notices to Trustee......................................................................   39
SECTION 3.02.      Selection of Notes To Be Redeemed.......................................................   39
SECTION 3.03.      Notice of Redemption....................................................................   40
SECTION 3.04.      Effect of Notice of Redemption..........................................................   41
SECTION 3.05.      Deposit of Redemption Price.............................................................   41
SECTION 3.06.      Notes Redeemed in Part..................................................................   41

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                                                  ARTICLE FOUR

                                                   COVENANTS

SECTION 4.01.      Payment of Notes........................................................................   42
SECTION 4.02.      Maintenance of Office or Agency.........................................................   42
SECTION 4.03.      Corporate Existence.....................................................................   42
SECTION 4.04.      Payment of Taxes........................................................................   43
SECTION 4.05.      Reserved................................................................................   43
SECTION 4.06.      Compliance Certificate; Notice of Default...............................................   43
SECTION 4.07.      Payments for Consent....................................................................   43
SECTION 4.08.      Waiver of Stay, Extension or Usury Laws.................................................   44
SECTION 4.09.      Change of Control.......................................................................   44
SECTION 4.10.      Incurrence of Indebtedness and Issuance of Preferred Stock..............................   46
SECTION 4.11.      Limitations on Restricted Payments......................................................   49
SECTION 4.12.      Limitations on Liens....................................................................   53
SECTION 4.13.      Limitations on Asset Sales..............................................................   54
SECTION 4.14.      Limitations on Transactions with Affiliates.............................................   57
SECTION 4.15.      Dividend and Other Payment Restrictions Affecting Subsidiaries..........................   59
SECTION 4.16.      Limitations on Layering Indebtedness....................................................   61
SECTION 4.17.      Reports to Holders......................................................................   61
SECTION 4.18.      Limitations on Designation of Restricted and Unrestricted Subsidiaries..................   62
SECTION 4.19.      Business Activities.....................................................................   62

                                                  ARTICLE FIVE

                                             SUCCESSOR CORPORATION

SECTION 5.01.      Mergers, Consolidations, Etc............................................................   62

                                                  ARTICLE SIX

                                              DEFAULT AND REMEDIES

SECTION 6.01.      Events of Default.......................................................................   63
SECTION 6.02.      Acceleration............................................................................   65
SECTION 6.03.      Other Remedies..........................................................................   66
SECTION 6.04.      Waiver of Past Defaults.................................................................   66
SECTION 6.05.      Control by Majority.....................................................................   67
SECTION 6.06.      Limitation on Suits.....................................................................   67
SECTION 6.07.      Rights of Holders To Receive Payment....................................................   67
SECTION 6.08.      Collection Suit by Trustee..............................................................   68
SECTION 6.09.      Trustee May File Proofs of Claim........................................................   68
SECTION 6.10.      Priorities..............................................................................   68
SECTION 6.11.      Undertaking for Costs...................................................................   69

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                                                 ARTICLE SEVEN

                                                    TRUSTEE

SECTION 7.01.      Duties of Trustee.......................................................................   69
SECTION 7.02.      Rights of Trustee.......................................................................   70
SECTION 7.03.      Individual Rights of Trustee............................................................   72
SECTION 7.04.      Trustee's Disclaimer....................................................................   72
SECTION 7.05.      Notice of Default.......................................................................   72
SECTION 7.06.      Reports by Trustee to Holders...........................................................   72
SECTION 7.07.      Compensation and Indemnity..............................................................   73
SECTION 7.08.      Replacement of Trustee..................................................................   74
SECTION 7.09.      Successor Trustee by Merger, Etc........................................................   75
SECTION 7.10.      Eligibility; Disqualification...........................................................   75
SECTION 7.11.      Preferential Collection of Claims Against the Issuer....................................   75

                                                 ARTICLE EIGHT

                                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.      Termination of the Issuer's Obligations.................................................   75
SECTION 8.02.      Option to Effect Legal Defeasance or Covenant Defeasance................................   76
SECTION 8.03.      Legal Defeasance........................................................................   76
SECTION 8.04.      Covenant Defeasance.....................................................................   77
SECTION 8.05.      Conditions to Legal or Covenant Defeasance..............................................   78
SECTION 8.06.      Deposited Money and Government Securities
                       to Be Held in Trust; Other Miscellaneous Provisions.................................   79
SECTION 8.07.      Repayment to Issuer.....................................................................   79
SECTION 8.08.      Reinstatement...........................................................................   80

                                                  ARTICLE NINE

                                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.      Without Consent of Holders..............................................................   80
SECTION 9.02.      With Consent of Holders.................................................................   81
SECTION 9.03.      Compliance with the Trust Indenture Act.................................................   82
SECTION 9.04.      Revocation and Effect of Consents.......................................................   82
SECTION 9.05.      Notation on or Exchange of Notes........................................................   83
SECTION 9.06.      Trustee To Sign Amendments, Etc.........................................................   83

                                                  ARTICLE TEN

                                                 MISCELLANEOUS

SECTION 10.01.     Trust Indenture Act Controls............................................................   84

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SECTION 10.02.     Notices.................................................................................   84
SECTION 10.03.     Communications by Holders with Other Holders............................................   85
SECTION 10.04.     Certificate and Opinion as to Conditions Precedent......................................   85
SECTION 10.05.     Statements Required in Certificate or Opinion...........................................   85
SECTION 10.06.     Rules by Paying Agent or Registrar......................................................   86
SECTION 10.07.     Legal Holidays..........................................................................   86
SECTION 10.08.     Governing Law...........................................................................   86
SECTION 10.09.     No Adverse Interpretation of Other Agreements...........................................   86
SECTION 10.10.     No Recourse Against Others..............................................................   86
SECTION 10.11.     Successors..............................................................................   86
SECTION 10.12.     Duplicate Originals.....................................................................   87
SECTION 10.13.     Severability............................................................................   87

Signatures.................................................................................................  S-1

Exhibit A       -     Form of Note
Exhibit B       -     Form of Legends
Exhibit C       -     Form of Certificate To Be Delivered in Connection with
                      Transfers to Non-QIB Accredited Investors
Exhibit D       -     Form of Certificate To Be Delivered in Connection with
                      Transfers Pursuant to Regulation S
Exhibit E       -     Form of Certificate To Be Delivered in Connection with
                      Transfers of Temporary Regulation S Global Note

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

            INDENTURE dated as of December 10, 2004 between MAAX Holdings, Inc., a Delaware corporation (the "ISSUER"), and U.S. Bank Trust National Association, a national banking association, as Trustee (the "TRUSTEE").

            The Issuer has duly authorized the creation of an issue of 11.25% Senior Discount Notes due 2012 and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer has been done.

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

            Set forth below are certain defined terms used in this Indenture.

            "144A GLOBAL NOTE" has the meaning given to such term in Section
2.01.

            "ACCRETED VALUE" means, as of any date (the "SPECIFIED DATE"), the amount provided below for each $1,000 principal amount at maturity of Notes:

            (1) if the Specified Date occurs on one of the following dates (each, a "SEMI-ANNUAL ACCRUAL DATE"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date                          Accreted Value
------------------------                          --------------
June 15, 2005                                      $     681.76
December 15, 2005                                  $     720.11
June 15, 2006                                      $     760.62
December 15, 2006                                  $     803.40
June 15, 2007                                      $     848.59
December 15, 2007                                  $     896.33
June 15, 2008                                      $     946.75
December 15, 2008                                  $   1,000.00

The foregoing Accreted Values shall be increased, if necessary, to reflect any addition of Special Interest, if any, under the Registration Rights Agreement or decreased to reflect any redemptions or repurchases pursuant to this Indenture.

            (2) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (A) the original issue price of a Note (which, for purposes of this definition, is deemed to be $644.45 per $1,000 principal amount at maturity of the Notes) and
      (B) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual Accrual Date less such original Issue Price multiplied by (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

            (3) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
      (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date multiplied by (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

            (4) if the Specified Date occurs on or after the Full Accretion Date, the Accreted Value will equal $1,000 (increased, if necessary, to reflect any addition of Special Interest, if any, under the Registration Rights Agreement or decreased to reflect any redemptions or repurchases pursuant to this Indenture).

            "ACQUIRED DEBT" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "AGENT" means any Registrar or Paying Agent.

            "AHYDO AMOUNT" means, with respect to each Note, the portion of such Note sufficient, but not in excess of the portion necessary, to ensure that such Note will not be an "applicable high yield discount obligation" within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986.

            "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of:

            (1) 1.0% of the Accreted Value of such Note; and

            (2) the excess of:

                  (a) the present value at such Redemption Date of the
            Redemption Price of such Note on the Fourth Anniversary (such Redemption Price being that described in Section 5(a) of the Notes) computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted on a semi-annual bond equivalent basis, over

                  (b) the Accreted Value of such Note on such Redemption Date.

Calculation of the Applicable Premium shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

            "ASSET SALE" means:

            (1) the sale, lease, conveyance or other disposition of any assets other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole shall be governed by the provisions of Sections 4.09 and/or 5.01 and not by the provisions of Section 4.13; and

            (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

            Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

            (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

            (2) a transfer of assets between or among the Issuer and/or the Restricted Subsidiaries;

            (3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or the issuance of Equity Interests by a Restricted Subsidiary in which the Issuer's percentage interest (direct and indirect) in the Equity Interests of such Restricted Subsidiary, after giving effect to such issuance, is at least equal to its percentage interest prior thereto;

            (4) the sale, lease, conveyance or other disposition of assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents;

            (6) a Restricted Payment that does not violate Section 4.11 or a Permitted Investment;

            (7) sales of accounts receivable pursuant to Permitted Factoring Arrangements;

            (8) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and the Restricted Subsidiaries; and

            (9) the sale of Permitted Investments (other than sales of Equity Interests of any of the Restricted Subsidiaries) made by the Issuer or any Restricted Subsidiary after the date of this Indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Issuer.

            "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any applicable United States federal or state law for the relief of debtors or Canadian federal or provincial bankruptcy, insolvency, reorganization or other similar law, including without limitation the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

            "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "BOARD OF DIRECTORS" means:

            (1) with respect to a corporation, the board of directors of the corporation or, other than for purposes of the definition of "Change of Control" and "Continuing Directors," any committee thereof duly authorized to act on behalf of such board; and

            (2) with respect to any other Person, the functional equivalent of a board of directors of a corporation or, other than for purposes of the definition of "Change of Control" and "Continuing Directors," any committee thereof duly authorized to act on behalf thereof.

            "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Montreal, Quebec are authorized or required by law to close.

            "CANADIAN DOLLAR EQUIVALENT" means, as to any amount denominated in U.S. dollars as of any date of determination, the amount of Canadian Dollars which would be required to purchase such amount of U.S. dollars at the Bank of Canada noon (Toronto time) spot rate on such date or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination.

            "CANADIAN HOLDING COMPANY" means MAAX Canada Inc., a corporation governed by the Canada Business Corporations Act, and its predecessors.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "CAPITAL STOCK" means:

            (1) in the case of a corporation or unlimited company, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

            "CASH EQUIVALENTS" means, as at any date of determination, (1) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States or Canada and maturing within one year of the date of acquisition thereof or (b) issued by any agency of the United States or Canada the obligations of which are backed by the full faith and credit of the United States or Canada, in each case maturing within one year after the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof, in each case maturing within one year after the date of acquisition thereof and having a rating of at least A-2 from Standard & Poor's Rating Services or at least P-2 from Moody's Investors Service, Inc.; (3) commercial paper maturing no more than one year from the date of acquisition thereof and having a rating of at least A-2 from S&P, at least P-2 from Moody's or at least R-2 (high) from Dominion Bond Rating Services Limited; (4) certificates of deposit, time deposits or bankers' acceptances maturing within one year after the date of acquisition thereof and issued or accepted by any lender under any Credit Facility or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and has Tier 1 capital (as defined in such regulations) of not less than $100.0 million; (5) financial instruments maturing within one year after the date of acquisition thereof and issued by any Canadian chartered bank which has a long-term debt rating of at least A+ by S&P, A2 by Moody's or A
(high) by Dominion Bond Rating Services Limited; (6) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) entered into with any bank meeting the qualifications specified in clause (4) or (5), which repurchase obligations are secured by a perfected first priority security interest in the underlying securities; (7) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses
(1) and (5) above, (b) has net assets of not less than $500.0 million and (c) has the highest rating obtainable from either S&P or Moody's; and (8) in the case of any European Subsidiary, investments made locally of a type comparable to those described in clauses (1) through (7) of this definition.

            "CHANGE OF CONTROL" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than an Equity Sponsor or a Control Investment Affiliate of an Equity Sponsor;

            (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than a transaction that complies with the provisions of Section 5.01);

            (3) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any "person" (as defined in clause (1) above) other than an Equity Sponsor or a Control Investment Affiliate of an Equity Sponsor becomes the Beneficial Owner, directly or indirectly, of Voting Stock of the Issuer representing 50% or more of the total voting power of the Voting Stock of the Issuer; provided that this clause (3) shall not be deemed to be triggered by any Person that is deemed to be a Beneficial Owner of Voting Stock of the Issuer by virtue of its relationship with (other than ownership directly or indirectly of Capital Stock of) an Equity Sponsor or a Control Investment Affiliate of an Equity Sponsor;

            (4) after an initial public offering of the Issuer, the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; provided, however, that the Equity Sponsor and their Control Investment Affiliates do not, at such time, in the aggregate, (a) Beneficially Own, directly or indirectly, Voting Stock of the Issuer representing more than 50% of the total voting power of the Voting Stock of the Issuer or (b) have the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors of the Issuer; or

            (5) the Issuer shall cease to Beneficially Own all of the Equity Interests of Holdings.

            "CONSOLIDATED CASH FLOW" means, for any period, for any Person, an amount determined for such Person and its Restricted Subsidiaries on a consolidated basis equal to

            (i) Consolidated Net Income of such Person for such period; plus

            (ii) the sum, without duplication, of the amounts for such Person and its Restricted Subsidiaries for such period (in each case to the extent reducing such Consolidated Net Income) of

                  (a) Fixed Charges;

                  (b) provision for taxes based on income;

                  (c) total depreciation expenses;

                  (d) total amortization expenses;

                  (e) other non-cash items reducing such Consolidated Net Income
            (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period);

                  (f) relocation costs and expenses incurred to move the
            headquarters of Holdings and its Subsidiaries from Sainte-Marie, Canada to Montreal, Canada;

                  (g) costs and expenses incurred on or prior to the Issue Date during the fiscal year ending February 28, 2005 in connection with the transactions described under "Use of Proceeds" (a) in the Offering Memorandum or (b) in the offering circular related to the issuance of MAAX Corporation Notes;

                  (h) Restructuring Expenses in an aggregate amount not to
            exceed $5.0 million in any four-quarter period;

                  (i) other non-recurring, non-operating losses in an aggregate amount not to exceed $5.0 million in any four-quarter period;

                  (j) cash gains realized under Hedging Obligations relating to currency exchange rates; and

                  (k) minority interest (if negative) with respect to any
            Restricted Subsidiary; minus

            (iii) the sum, without duplication, of the amounts for such period (in each case to the extent increasing such Consolidated Net Income) of

                  (a) non-cash items increasing such Consolidated Net Income
            (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period);

                  (b) non-recurring, non-operating gains;

                  (c) cash losses realized under Hedging Obligations relating to currency exchange rates; and

                  (d) minority interest (if positive) with respect to any
            Restricted Subsidiary; plus or minus

            (iv) without duplication of any amounts referred to above or in the definition of Consolidated Net Income, with respect to any part of a four-quarter period that is part of the fiscal year ended February 29, 2004, the pro forma adjustments to net income set forth in the section "Unaudited Pro Forma Financial Data" in the Offering Memorandum and the adjustments to net income to derive "EBITDA" and to "EBITDA" to derive "Adjusted EBITDA" set forth in the section "Summary -- Summary Historical and Pro Forma Consolidated Financial Data" in the Offering Memorandum;

provided that the items listed in clauses (ii)(a) through (e) of a Restricted Subsidiary shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

            "CONSOLIDATED NET INCOME" means, for any period, for any Person, the net income (or net loss) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

            (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

            (2) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, dispositions of securities or returned surplus assets of any pension plan;

            (3) the net income (but not the net loss) of any Person that is not a Restricted Subsidiary of the specified Person or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries in cash during such period;

            (4) the net income (but not the net loss) of any Restricted Subsidiary of the specified Person to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination prohibited, directly or indirectly, except to the extent (i) that such net income is actually paid to such Person or any of its Restricted Subsidiaries by loans, advances, intercompany transfers, principal repayments or otherwise or (ii) such prohibition is permitted by Section 4.15; and

            (5) the cumulative effect of a change in accounting principles;

provided, further, that Consolidated Net Income shall be reduced by (A) the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of the Issuer and its Subsidiaries, expressed as a decimal, and (B) payments made to any Parent Company pursuant to clause (8) of Section 4.14(b).

            "CONSOLIDATED NET TANGIBLE ASSETS" means the aggregate amount of assets of the Issuer (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than the obligations under this Indenture, the MAAX Corporation Notes or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Issuer and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

            (1) was a member of such Board of Directors on the Issue Date;

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

            (3) was nominated by one or more of the Equity Sponsors or their Control Investment Affiliates.

            "CONTROL INVESTMENT AFFILIATE" means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in portfolio companies.

            "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005, Attention:
Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

            "CREDIT AGREEMENT" means that certain credit agreement, dated June 4, 2004, by and among Holdings, MAAX Corporation, certain subsidiaries of MAAX Corporation, Goldman Sachs Credit Partners L.P., Royal Bank of Canada and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of their affiliates and the lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "DAYLIGHT LOANS" means Indebtedness owed by Holdings to a third party; provided that, on the date of incurrence of such Indebtedness, (i) Holdings shall use all of the proceeds of such Indebtedness to subscribe and pay for shares to be issued by Canadian Holding Company, (ii) Canadian Holding Company shall use all of the proceeds of such issuance and sale to make payments to MAAX Corporation in respect of the Special Intercompany Note, (iii) MAAX Corporation shall dividend or otherwise distribute (whether by an interest-free advance or otherwise) to Holdings all of such payments received by it and (iv) Holdings shall use such dividend or other distribution to repay all Indebtedness owed by it referred to in this definition.

            "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITORY" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

            "DESIGNATED PREFERRED STOCK" means preferred stock (including, without limitation, Disqualified Stock) issued and sold for cash in a bona fide financing transaction that is designated as Designated Preferred Stock pursuant to an Officers' Certificate on the issuance date thereof, the net cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 4.11 and are not used for purposes of clause (b) of the second paragraph thereof.

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the asset sale or change of control provisions applicable to such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.11. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EQUITY OFFERING" means (i) any issuance and sale by the Issuer of its Qualified Equity Interests or by any Parent Company of its Equity Interests; provided, however, that in the case of an issuance and sale of Equity Interests of any Parent Company, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a contribution to its common equity capital or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption or (ii) any issuance and sale by the Issuer of its Qualified Equity Interests in connection with the conversion of the Issuer to an income trust or by any Parent Company or any Affiliate of the Issuer (other than any of its Subsidiaries) of its Equity Interests in connection with the conversion of such Parent Company or Affiliate to an income trust; provided, however, that in the case of an issuance and sale of Equity Interests of such Parent Company or Affiliate, cash proceeds therefrom equal to not less than the aggregate Accreted Value of any Notes to be redeemed, plus premium and any Special Interest, are received by the Issuer as a contribution to its common equity capital or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption.

            "EQUITY SPONSORS" means John W. Childs, J.W. Childs Equity Funding III, Borealis Private Equity Limited Partnership, Borealis (QLP) Private Equity Limited Partnership and Ontario Municipal Employees Retirement Board.

            "EUROPEAN SUBSIDIARY" means any Subsidiary of the Issuer which was not formed under the laws of the United States or any state of the United States or the District of Columbia or under the laws of Canada or any province or territory thereof.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

            "EXCHANGE OFFER" means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Securities.

            "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning given to such term in the Registration Rights Agreement.

            "EXCHANGE SECURITIES" has the meaning set forth in the Registration Rights Agreement.

            "EXISTING INDEBTEDNESS" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

            "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer.

            "FIXED CHARGE COVERAGE RATIO" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any Restricted Subsidiary incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurred (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

            In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

            (1) acquisitions that have been made by the specified Person or any Restricted Subsidiary, including through mergers or consolidations, or any Person or any Restricted

      Subsidiary acquired by the specified Person or any Restricted
      Subsidiary, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act but giving effect to Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

            (2) the Consolidated Cash Flow attributable to operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date shall be excluded;

            (3) the Fixed Charges attributable to operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any Restricted Subsidiary following the Calculation Date;

            (4) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

            (5) any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

            (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

            "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times
      (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "FULL ACCRETION DATE" shall mean December 15, 2008.

            "GAAP" means generally accepted accounting principles in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect from time to time.

            "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

            "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement condition or otherwise).

            "HEDGING OBLIGATIONS" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

            "HOLDER" means any registered Holder, from time to time, of the Notes.

            "HOLDINGS" means Beauceland Corporation, a Nova Scotia unlimited company.

            "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of bankers' acceptances;

            (4) representing Capital Lease Obligations;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that represents an accrued expense or trade payable; or

            (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent that the aggregate amount of such Indebtedness does not exceed the Fair Market Value of the asset, and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. In no event shall obligations or liabilities in respect of any Capital Stock constitute Indebtedness hereunder.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "INITIAL GLOBAL NOTES" has the meaning given to such term in Section 2.01.

            "INITIAL NOTES" has the meaning given to such term in Section 2.02.

            "INITIAL PURCHASER" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "INSTITUTIONAL ACCREDITED INVESTOR" or "IAI" means an "accredited investor" with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "INTEREST" means, with respect to the Notes, interest and Special Interest, if any, on the Notes.

            "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

            "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.11. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of Section 4.11. Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value. Notwithstanding the foregoing, Restricted Payments of the type described in clause (ii) of the definition thereof shall not be deemed to be Investments.

            "ISSUE DATE" means December 10, 2004.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothec or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered or otherwise perfected under applicable law, including any conditional sale or other title retention agreement; provided that in no event shall an operating lease that is not a Capital Lease Obligation be deemed to constitute a Lien.

            "MAAX CORPORATION NOTES" means the 9.75% Senior Subordinated Notes due 2012 issued by MAAX Corporation under the indenture, dated as of June 4, 2004, between MAAX Corporation, the guarantors party thereto, and U.S. Bank Trust National Association, as trustee.

            "MATURITY DATE" means June 15, 2012.

            "MOODY'S" means Moody's Investors Service, Inc. and its successors.

            "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees and discounts, and sales and brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale), (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve in accordance with GAAP against any liabilities associated with such Asset

Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) cash escrows (until released from escrow to the seller).

            "NON-RECOURSE DEBT" means Indebtedness:

            (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which would permit upon notice, lapse of time or both any Holder of any Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any Restricted Subsidiary.

            "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

            "NOTES" means, collectively, the Issuer's 11.25% Senior Discount Notes due 2012 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Securities or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "OFFERING MEMORANDUM" means the offering memorandum of the Issuer relating to the Notes dated December 3, 2004.

            "OFFICER" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer or the Trustee.

            "PARENT COMPANIES" means any company that directly or indirectly owns a majority of the Equity Interests of the Issuer.

            "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer that ranks pari passu in right of payment with the Notes.

            "PERMANENT REGULATION S GLOBAL NOTE" has the meaning given to such term in Section 2.01.

            "PERMITTED BUSINESS" means any business conducted by the Issuer or any Restricted Subsidiary on the Issue Date and any businesses that, in the good faith judgment of the Board of Directors of the Issuer, are reasonably related, ancillary or complementary thereto, or reasonable extensions thereof.

            "PERMITTED FACTORING ARRANGEMENTS" means the Sodex Factoring Agreement, as amended from time to time, and other factoring agreements on similar terms, as amended from time to time, that, in each case, are not materially less favorable to the Issuer and the Restricted Subsidiaries, taken as a whole, than the arrangements contained in the Sodex Factoring Agreement, as in effect on the Issue Date.

            "PERMITTED INVESTMENTS" means:

            (1) any Investment in Cash Equivalents;

            (2) any Investment in the Issuer or in a Restricted Subsidiary;

            (3) any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

                (a) such Person becomes a Restricted Subsidiary; or

                (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

            (5) any Investment made for consideration consisting of Qualified Equity Interests;

            (6) any Investment received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
      (B) litigation, arbitration or other disputes with Persons that are not Affiliates;

            (7) Investments represented by Hedging Obligations permitted under this Indenture;

            (8) loans or advances to employees of the Issuer or any of its Subsidiaries (x) in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any time outstanding or (y) in connection with the purchase by such Persons of Equity Interests of the Issuer or any Parent Company so long as the cash proceeds of such purchase received by any Parent Company are contemporaneously contributed to the common equity capital of the Issuer;

            (9) Investments in existence on the Issue Date;

            (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

            (11) pledges or deposits permitted under clause (6) of the definition of Permitted Liens;

            (12) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Issuer or such Restricted Subsidiary deems reasonable under the circumstances; and

            (13) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of (x) $20.0 million and (y) 7.0% of Consolidated Net Tangible Assets at such time.

            "PERMITTED LIENS" means:

            (1) Liens securing Indebtedness of any Restricted Subsidiary;

            (2) Liens on assets of the Issuer securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations;

            (3) Liens in favor of the Issuer or any Restricted Subsidiary;

            (4) Liens on property (including Capital Stock) of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Subsidiary;

            (5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

            (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.10(b) covering only the assets acquired with or financed by such Indebtedness;

            (8) Liens existing on the date of this Indenture;

            (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (10) Liens imposed by law, such as carriers', warehousemen's, landlords', suppliers' and mechanics' Liens, in each case, incurred in the ordinary course of business;

            (11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

            (12) Liens created for the benefit of (or to secure) the Notes or payment obligations to the Trustee;

            (13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof);

            (14) judgment Liens not giving rise to an Event of Default;

            (15) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

            (16) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (17) pledges or deposits by a Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

            (18) Liens securing obligations under Permitted Factoring Arrangements on the accounts receivable subject to Permitted Factoring Arrangements; and

            (19) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $7.5 million at any one time outstanding.

            "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Issuer or any Restricted Subsidiary; provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, unlimited company or government or other entity.

            "PRINCIPAL" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

            "PRIVATE PLACEMENT LEGEND" means the legends initially set forth on the Notes in the form set forth in Exhibit B.

            "PRO FORMA COST SAVINGS" means, with respect to any period, the reductions in costs that occurred during the four-quarter period that are (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) implemented, committed to be implemented or the commencement of implementation of which was begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the four-quarter period in order to achieve such reduction in costs.

            "QUALIFIED EQUITY INTERESTS" means Equity Interests of the Issuer other than Disqualified Stock.

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "RECORD DATE" means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

            "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

            "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

            "REGISTRATION RIGHTS AGREEMENT" means (i) the Exchange and Registration Rights Agreement dated as of the Issue Date between the Issuer and the initial purchaser of the Notes issued on the Issue Date and (ii) any other exchange and registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

            "REGULATION S" means Regulation S under the Securities Act.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED SECURITY" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated, references to Restricted Subsidiaries shall be deemed to be to Restricted Subsidiaries of the Issuer.

            "RESTRUCTURING EXPENSES" means losses, expenses and charges incurred in connection with restructuring by the Issuer and/or one or more of the Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Restricted Subsidiaries or businesses, exiting of one or more lines of business and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.

            "RULE 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

            "SEC" means the U.S. Securities and Exchange Commission.

            "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

            "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Issuer that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

            "SODEX FACTORING AGREEMENT" means that certain factoring agreement, dated as of February 24, 2004, among MAAX Inc., MAAX Canada Inc., MAAX Spas (Ontario) Inc., MAAX Westco Inc., MAAX Spas (BC) Inc., MAAX-KSD Corporation, MAAX Southeast Inc., Pearl Baths, Inc., MAAX-Hydro Swirl Manufacturing Corp., MAAX Midwest Inc., MAAX Spas (Arizona), Inc., Cuisine Expert - C.E. Cabinets, Inc., 9022-3751 Quebec Inc., Aker Plastics Company Inc. and NatExport and Sodex, both divisions of the National Bank of Canada.

            "SPECIAL INTERCOMPANY NOTE" means that certain Note, dated on or about June 4, 2004, made by the Canadian Holding Company in favor of MAAX Corporation, as such Note may be amended, restated, supplemented or otherwise modified from time to time.

            "SPECIAL INTEREST" means (i) "Special Interest" as defined in the registration rights agreement with respect to the Notes issued on the Issue Date and (ii) "Special Interest", "Additional Interest", "Liquidated Damages" or any similar term as such term is defined in any Registration Rights Agreement with respect to Additional Notes issued after the Issue Date.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "SUBSIDIARY" means, with respect to any specified Person:

            (1) any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "TEMPORARY REGULATION S GLOBAL NOTE" has the meaning given to such term in Section 2.01.

            "TREASURY RATE" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the Fourth Anniversary; provided, however, that if the period from such Redemption Date to the Fourth Anniversary is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to the Fourth Anniversary is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer (other than Holdings or MAAX Corporation) that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) except as permitted by Section 4.14, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer;

            (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary.

            Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.11. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Issuer shall be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

            "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

SECTION 1.02. Other Definitions.

Term                                              Defined in Section
----                                              ------------------
"acceleration declaration"...................            6.02
"Additional Notes"...........................            2.02
"Affiliate Transaction"......................            4.14
"Alternate Offer" ...........................            4.09
"Asset Sale Offer" ..........................            4.13
"Asset Sale Payment Date"....................            4.13
"Authentication Order".......................            2.02
"Change of Control Offer"....................            4.09
"Change of Control Payment"..................            4.09
"Change of Control Payment Date".............            4.09
"Covenant Defeasance"........................            8.04
"Event of Default"...........................            6.01
"Excess Proceeds"............................            4.13
"Global Note"................................            2.01
"IAI Global Note"............................            2.01
"incur"......................................            4.10
"Legal Defeasance"...........................            8.03
"Offered Price"..............................            4.13
"Participants"...............................            2.15
"Paying Agent"...............................            2.03
"Permitted Debt".............................            4.10
"Physical Notes".............................            2.01
"Registrar"..................................            2.03
"Regulation S Global Note"...................            2.01
"Restricted Payments" .......................            4.11
"Semi-Annual Accrual Date" ..................            1.01
"Specified Date" ............................            1.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security Holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

            All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (7) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation;" and

            (8) references to "$" or dollars are to U.S. dollars and references to "C$" and "Canadian dollars" are to Canadian dollars.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01. Form and Dating.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form, substantially in the form of Exhibit A (the "TEMPORARY REGULATION S GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, upon receipt by the Trustee and the Issuer of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of Exhibit E from the Depository, a single permanent global Note in registered form substantially in the form of Exhibit A (the "PERMANENT REGULATION S GLOBAL NOTE," and together with the Temporary Regulation S Global Note, the "REGULATION S GLOBAL NOTE") duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

            The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in Exhibit A (the "IAI

GLOBAL NOTE," and, together with the 144A Global Note and the Regulation S Global Note, the "INITIAL GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

            Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "GLOBAL NOTES") or as Physical Notes.

            The aggregate principal amount at maturity of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the "PHYSICAL NOTES").

SECTION 2.02. Execution, Authentication and Denomination; Additional Notes;
              Exchange Securities

            One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount at maturity not to exceed $179,689,000 (the "INITIAL NOTES"), (ii) additional Notes (the "ADDITIONAL NOTES") having identical terms and conditions to the Initial Notes, except for issue date, issue price and, if issued on or after June 15, 2009, first interest payment date, in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.10) and (iii) Exchange Securities (x) in exchange for a like Accreted Value and principal amount at maturity of Initial Notes or (y) in exchange for a like Accreted Value and principal amount at maturity of Additional Notes in each case upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an "AUTHENTICATION ORDER"). Each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the date from which the Accreted Value of such Additional Note shall accrete, whether the Notes are to be Initial Notes, Exchange Securities or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request.

The Exchange Securities will evidence the same indebtedness of the Issuer as the Initial Notes and the Additional Notes.

            All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

            The Notes shall be issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 thereof.

SECTION 2.03. Registrar and Paying Agent.

            The Issuer shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer or any Subsidiary of the Issuer may act as Registrar or Paying Agent, except that for the purposes of Article Eight, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

            The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

            The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary of the Issuer to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of Accreted Value of, premium or Special Interest, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for such assets. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

            Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount at maturity of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

            Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

            Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

            Every replacement Note is an additional obligation of the Issuer.

SECTION 2.08. Outstanding Notes.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its Affiliates hold the Note (subject to the provisions of Section 2.09).

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

            If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

            Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an authentication order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11. Cancellation.

            The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

            If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer or, at the Issuer's request, the Trustee, shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP and ISIN Numbers.

            The Issuer in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the "CUSIP" or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" or "ISIN" numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

SECTION 2.14. Deposit of Moneys.

            Subject to Section 2 of the Notes, prior to 1:00 p.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

            Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) (a) the Depository notifies the Issuer that it is unwilling or unable to act as Depository for any Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, the Issuer so notifies the Trustee in writing and a successor Depository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of such Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interest in the Global Note so transferred.

            (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute and (ii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

            (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer and Exchange Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

            (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
      (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Issuer;

            (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount at maturity of the IAI Global Note in an amount equal to the principal amount at maturity of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

            (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount at maturity of the Global Note from which such interests are to be transferred in an amount equal to the principal amount at maturity of the Notes to be transferred and (B) an increase in the principal amount at maturity of the IAI Global Note in an amount equal to the principal amount at maturity of the Notes to be transferred.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

            (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
      (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

            (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Reg-istrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount at maturity of the 144A Global Note in an amount equal to the principal amount at maturity of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

            (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount at maturity of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount at maturity of the Notes to be transferred and (B) an increase in the principal amount at maturity of the 144A Global Note in an amount equal to the principal amount at maturity of the Notes to be transferred.

            (c) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

            (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E stating, among other things, that the proposed transferee is a Non-U.S. Person (except for a transfer to the Initial Purchaser);

            (ii) if the proposed transferee is a Participant, upon receipt by the Registrar of the documents referred to in clause (i)(x) above, if required, and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Note.

            (d) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

            (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuer may reasonably request; and

            (ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount at maturity of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Permanent Regulation S Global Note in an amount equal to the principal amount at maturity of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

            (e) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer; provided that, an Exchange Security issued to a person resident in a province or territory of Canada shall be subject to the provisions of Exhibit B applicable to such person.

            (f) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (g) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

            (h) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

            (i) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

            If the Issuer elects to redeem Notes pursuant to Section 5 or
Section 6 of the Notes and when the Issuer is required to redeem the Notes pursuant to Section 7 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount at maturity of Notes (or the portion of each Note, in the case of the redemption pursuant to Section 7 of the Notes) to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02. Selection of Notes To Be Redeemed.

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

            (x) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (y) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided that, in the case of a partial redemption pursuant to Section 6 of the Notes, the Trustee shall select the Notes or portions thereof on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository) unless that method is otherwise prohibited.

            No Notes of $1,000 principal amount at maturity or less shall be redeemed in part. The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed or purchased.

SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Article VIII may be more than 60 days before such Redemption Date). At the Issuer's request, the Trustee shall forward the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

            (1)   the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3)   the name and address of the Paying Agent;

            (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

            (6) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount at maturity equal to the unredeemed portion thereof shall be issued;

            (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Notes to be redeemed and the aggregate principal amount at maturity of Notes to be outstanding after such partial redemption; and

            (8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

            The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuer shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05. Deposit of Redemption Price.

            On or before 1:00 p.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

            If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, the Accreted Value of the Notes shall cease to increase and interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note or Notes in principal amount at maturity equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Payment of Notes.

            The Issuer shall pay the Accreted Value of (and premium and Special Interest, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of Accreted Value or premium, if any, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or a Subsidiary of the Issuer) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Issuer shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy
Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

            The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

            The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section
2.03 of this Indenture.

SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Section 4.13 or Article Five, the Issuer shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidi-ary, if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.

SECTION 4.04. Payment of Taxes.

            The Issuer shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries; provided, however, that neither the Issuer nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made, or any such tax, assessment, charge or claim that would not reasonably be expected to have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.

SECTION 4.05. Reserved.

SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall specify such Default or Event of Default and what action, if any, the Issuer is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes the fiscal year end.

            (b) The Issuer shall deliver to the Trustee promptly and in any event within seven days after any Officer of the Issuer becomes aware of the occurrence of any Default an Officers' Certificate specifying the Default or Event of Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

SECTION 4.07. Payments for Consent.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

            The Issuer covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

            If a Change of Control occurs, the Issuer shall be required to make an offer to purchase all Notes as described below (the "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Issuer shall offer a payment in cash ("CHANGE OF CONTROL PAYMENT") equal to 101% of the Accreted Value thereof as of the date of purchase plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within thirty days following any Change of Control, the Issuer shall mail or cause to be mailed a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the "CHANGE OF CONTROL PAYMENT DATE"), which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described below. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.09 and that all Notes tendered and not withdrawn shall be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

            (3)   that any Note not tendered shall continue to accrue interest;

            (4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to increase in Accreted Value or to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control

      Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

            (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount at maturity equal to the unpurchased portion of the Notes surrendered (equal to $1,000 or an integral multiple thereof).

            On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes in minimum principal amounts at maturity equal to $1,000 or an integral multiple of $1,000 in excess thereof, properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions of Notes being purchased by the Issuer.

            The Paying Agent shall promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount at maturity of $1,000 or an integral multiple of $1,000.

            The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given pursuant to
Section 8 of the Notes to redeem all outstanding Notes, unless and until there is a default in payment of the applicable Redemption Price.

            The Issuer shall comply, and shall cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a repurchase of the Notes as a result of a Change of Control. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.

            Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "ALTERNATE OFFER") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

SECTION 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Issuer shall not issue any Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of preferred stock; provided, however, that (i) the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary other than Holdings or any Restricted Subsidiary of Holdings may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio of the Issuer for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to
1.0 and (ii) Holdings may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary of Holdings may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio of Holdings for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Notwithstanding Section 4.10(a), the incurrence of any of the following items of Indebtedness shall be permitted (collectively, "PERMITTED DEBT"):

            (1) the incurrence by the Issuer and any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate amount at any time outstanding under this clause (1) (with letters of credit being deemed to have an amount equal to the maximum potential liability of the Issuer and the Restricted Subsidiaries thereunder) not to exceed the greater of (A) the sum of (x) $165.0 million and (y) Can$180.0 million (including the Canadian Dollar Equivalent of any amount under this clause (y) denominated in U.S. dollars) less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any Restricted Subsidiary since June 4, 2004 to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.13 and (B) (x) in the case of the incurrence of such Indebtedness by the Issuer or any Re-stricted Subsidiary (other than Holdings or any Restricted Subsidiary of Holdings), the amount that is 2.5 times Consolidated Cash Flow of the Issuer for its most recently ended four full fiscal quarters for which internal financial statements are available or (y) in the case of the incurrence of such Indebtedness by Holdings or any Restricted Subsidiary of Holdings, the amount that is 2.5 times Consolidated Cash Flow of Holdings for its most recently ended four full fiscal quarters for which internal financial statements are available;

            (2) the incurrence by the Issuer and the Restricted Subsidiaries of the Existing Indebtedness;

            (3) the incurrence of the Notes on the Issue Date and the Exchange Securities to be issued pursuant to the Registration Rights Agreement;

            (4) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used or useful in the business of the Issuer or any Restricted Subsidiary, and refinancings thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding;

            (5) the incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, Indebtedness (other than intercompany Indebtedness) permitted to be incurred under Sections 4.10(a), (b)(2), (b)(3) or (b)(5);

            (6) the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and/or any Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (6);

            (7) the issuance by any of the Restricted Subsidiaries to the Issuer or to any Restricted Subsidiary of preferred stock; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary and (b) any sale or other transfer of any such preferred stock to a Person that is neither the Issuer nor a Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that is not permitted by this clause (7);

            (8) the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business;

            (9) the guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.10; provided that if the Indebtedness being guaranteed is subordinated to the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

            (10) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of workers' compensation claims, self-insurance obligations, indemnities, bankers' acceptances, performance, completion and surety bonds or guarantees, and similar types of obligations in the ordinary course of business;

            (11) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

            (12) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness consisting of guarantees, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock; provided that the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed (a) in the case of an acquisition, $10.0 million (provided that the amount of such liability shall be deemed to be the amount thereof, if any, reflected on the consolidated balance sheet of the Issuer (e.g., the amount of such liability shall be deemed to be zero if no amount is reflected on such balance sheet)) and (b) in the case of a disposition, the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

            (13) Daylight Loans incurred by Holdings from time to time;

            (14) Indebtedness in respect of Permitted Factoring Arrangements;
      and

            (15) the incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding, including all Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million.

            (c) For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
(15) of Section 4.10(b), or is entitled to be incurred pursuant to Section 4.10(a), the Issuer is permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.10. Indebtedness under Credit Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 4.10(b).

            (d) The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this
Section 4.10, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

            (e) The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (A) the Fair Market Value of such assets at the date of
            determination; and

                  (B) the amount of the Indebtedness of the other Person that is secured by such assets.

SECTION 4.11. Limitations on Restricted Payments.

            (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

            (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of the Issuer or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Issuer or any Restricted Subsidiary) or to the direct or indirect holders of the Equity Interests of the Issuer or any Restricted Subsidiary in their capacity as such (other than (A) dividends or distributions payable in Qualified Equity Interests, (B) dividends or distributions payable to the Issuer or any Restricted Subsidiary and (C) any dividend, payment or distribution made with the net proceeds of the offering of the Notes issued on the Issue Date as described in the Offering Memorandum under the caption "Use of Proceeds";

            (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Issuer) any Equity Interests of the Issuer or any Parent Company (other than any redemptions or repurchases made with the net proceeds of the offering of the Notes issued on the Issue Date as described in the Offering Memorandum under the caption "Use of Proceeds");

            (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer that is contractually subordinated to the Notes (excluding any Indebtedness owed to and held by any Restricted Subsidiary), other than
      (x) payments of interest or principal at the Stated Maturity thereof and
      (y) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the Stated Maturity thereof; or

            (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (2) (A) with respect to a Restricted Payment by the Issuer or any Restricted Subsidiary (other than Holdings or any of its Restricted Subsidiaries), at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.10(a) (it being understood that for purposes of calculating the Fixed Charge Coverage Ratio for this purpose only, non-cash interest expense and amortization of original issue discount of the Issuer (but not any of its Restricted Subsidiaries) shall be excluded) and (B) with respect to a Restricted Payment by Holdings or any Restricted Subsidiary of Holdings, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, Holdings would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.10(a);

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries since June 4, 2004 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is not greater than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income of the Issuer (it being understood that for purposes of calculating Consolidated Net Income pursuant to this clause (3)(a) only, non-cash interest expense and amortization of original issue discount of the Issuer (but not any of its Restricted Subsidiaries), including related tax effects, shall be excluded) for the period (taken as one accounting period) from February 29, 2004 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (b) 100% of the aggregate net cash proceeds received by the
            Issuer, and 100% of the Fair Market Value at the time of receipt of assets other than cash, if any, received by the Issuer, after June 4, 2004 as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests or from the issue or sale (other than to a Subsidiary of the Issuer) of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for Qualified Equity Interests; plus

                  (c) to the extent that any Restricted Investment that was made after June 4, 2004 is sold for cash or the Issuer or a Restricted Subsidiary otherwise receives Cash Equivalents therefor, the return of capital in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

                  (d) to the extent that any Unrestricted Subsidiary is
            redesignated as a Restricted Subsidiary after June 4, 2004, the Fair Market Value of the Investment of the Issuer and the Restricted Subsidiaries in such Subsidiary as of the date of such redesignation.

            The preceding provisions shall not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

            (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Qualified Equity Interests or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that is utilized for any such Restricted Payment shall be excluded from clause
      (3)(b) of the preceding paragraph;

            (3) the payment, defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Issuer that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend (or, in the case of any partnership, limited liability company or unlimited company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis taking into account the relative preferences, if any, of the various classes of equity interests in such Restricted Subsidiary;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary, or payments by the Issuer to any Parent Company to permit, and which are used by, any Parent Company to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of any Parent Company, in each case, held by any current or former officer, director, consultant or employee of the Issuer or any Restricted Subsidiary (or permitted transferees, assigns, estates or heirs of any of the foregoing); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (excluding for purposes of calculating such amount the purchase price of Equity Interests repurchased, redeemed, acquired or retired with the proceeds from the repayment of loans by the Issuer or a Restricted Subsidiary made for the purpose of purchasing such Equity Interests), with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year;

            (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

            (7) the declaration and payment of dividends on Designated Preferred Stock in accordance with the certificate of designations therefor; provided that at the time of issuance of such Designated Preferred Stock,
      (A) in the case of Designated Preferred Stock of the Issuer or any Restricted Subsidiary (other than Holdings or any of its Restricted Subsidiaries), the Issuer would, after giving pro forma effect thereto as if such issuance had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.10(a) (it being understood that for purposes of calculating the Fixed Charge Coverage Ratio for this purpose only, the non-cash interest expense and amortization of original issue discount of the Issuer (but not any of its Restricted Subsidiaries) shall be excluded) and (B) in the case of Designated Preferred Stock of Holdings or any Restricted Subsidiary of Holdings, Holdings would, after giving pro forma effect thereto as if such issuance had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of Section 4.10(a);

            (8) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Restricted Subsidiary or any Indebtedness of the Issuer that is contractually subordinated to the Notes, in each case, pursuant to provisions requiring such Person to offer to purchase, redeem, defease or otherwise ac-quire or retire for value such Equity Interests or subordinated Indebtedness upon the occurrence of a "change of control" or with the proceeds of "asset sales" as defined in the charter provisions, agreements or instruments governing such Equity Interests or subordinated Indebtedness; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made if and to the extent required and the Issuer has purchased all Notes validly tendered in connection with that Change of Control Offer or Asset Sale Offer;

            (9) payments pursuant to Sections 4.14(b)(4), (8) or (10); and

            (10) other Restricted Payments in an aggregate amount not to exceed $20.0 million since June 4, 2004;

provided that in the case of any Restricted Payments pursuant to clause (5),
(7), (8) or (10), no Default shall have occurred and be continuing.

            The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

            For purposes of determining compliance with this Section 4.11, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (10) above or is entitled to be made according to Section 4.11(a), the Issuer may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.11.

SECTION 4.12. Limitations on Liens.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

            (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes, effective provision is made to secure the Notes, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

            (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes, effective provision is made to secure the Notes, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.13. Limitations on Asset Sales.

            (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

            (1) the Issuer (or a Restricted Subsidiary) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

            (2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

            (b) For purposes of Section 4.13(a), each of the following shall be deemed to be cash:

            (1) any liabilities, as shown on the Issuer's most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from such liabilities;

            (2) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

            (3) any stock or assets of the kind referred to in clause (2) or (4) of Section 4.13(c).

            (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or a Restricted Subsidiary) may apply those Net Proceeds at its option:

            (1) to repay any Indebtedness of a Restricted Subsidiary and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business; provided that in the case of acquisition of Capital Stock of any Person, such acquisition is permitted by Section 4.11 (without giving effect to clause
      (4) of the definition of "Permitted Investments");

            (3) to make a capital expenditure; or

            (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

            Pending the final application of any Net Proceeds, the Issuer (or a Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

            (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.13(b) shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to purchase (an "ASSET SALE OFFER"), to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, the maximum Accreted Value of Notes and the maximum amount of such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the "PAYMENT AMOUNT") provided, however, notwithstanding the foregoing, in the case of an Asset Sale by a Restricted Subsidiary of the Issuer, the Issuer shall not be required to make an Asset Sale Offer to the extent such Restricted Subsidiary is not permitted pursuant to the terms of its outstanding Indebtedness or applicable law to make such Net Proceeds available to the Issuer to fund such Asset Sale Offer. The offer price for the Notes in any Asset Sale Offer shall be equal to 100% of the Accreted Value thereof as of the date of purchase plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "OFFERED PRICE"), and shall be payable in cash, and the offer or redemption price for such pari passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate Accreted Value of Notes and amount of other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (e) Upon the commencement of a Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at is registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (1) that the Asset Sale Offer is being made pursuant to this Section;

            (2) the Payment Amount, the Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed (the "ASSET SALE PAYMENT DATE");

            (3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

            (4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to increase in Accreted Value or to accrue interest on and after the Asset Sale Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount at maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (7) that if the aggregate principal amount at maturity of Notes surrendered by Holders exceeds the Payment Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

            (f) On the Asset Sale Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to pro ration if the aggregate Notes tendered exceed the Payment Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Payment Amount allocable to the Notes and the amount sufficient to pay the Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

            (g) The Paying Agent shall promptly mail to each Holder so tendered the Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount at maturity to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in principal amount at maturity of $1,000 or an integral multiple thereof. However, if the Asset Sale Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.

To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

SECTION 4.14. Limitations on Transactions with Affiliates.

            (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an "AFFILIATE TRANSACTION"), unless:

            (1) the Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

            (2) the Issuer delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada.

            (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

            (1) reasonable director, officer, consultant and employee compensation, benefit and indemnification agreements, plans and arrangements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

            (2) transactions between or among the Issuer and/or the Restricted Subsidiaries;

            (3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

            (4) to the extent that the Issuer or one or more of the Restricted Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Issuer is the common parent, payment of dividends or other distributions by the Issuer or one or more of the Restricted Subsidiaries pursuant to a tax sharing agreement or otherwise to the extent necessary to pay, and which are used to pay, any income taxes of such tax group that are attributable to the Issuer and/or the Restricted Subsidiaries and are not payable directly by the Issuer and/or the Restricted Subsidiaries; provided that the amount of any such dividends or distributions (plus any such taxes payable directly by the Issuer and/or the Restricted Subsidiaries) shall not exceed the amount of such taxes that would have been payable directly by the Issuer and/or the Restricted Subsidiaries had the Issuer been the U.S. common parent of a separate tax group that included only the Issuer and the Restricted Subsidiaries;

            (5) any issuance of Qualified Equity Interests (and the exercise of any warrants, options or other rights to acquire Qualified Equity Interests);

            (6) Restricted Payments that do not violate Section 4.11;

            (7) loans or advances to employees of the Issuer or any Restricted Subsidiary (x) in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any time outstanding or (y) in connection with the purchase by such Persons of Equity Interests of the Issuer or any Parent Company so long as the cash proceeds of such purchase received by any Parent Company are contemporaneously contributed to the common equity capital of the Issuer;

            (8) payments by the Issuer to or on behalf of any Parent Company in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of such Parent Company and franchise taxes and other fees required to maintain its existence actually incurred by such Parent Company, in any case in an aggregate amount not to exceed $1.0 million in any calendar year;

            (9) the agreements described in the Offering Memorandum under the caption "Certain Relationships and Related Party Transactions," as in effect on the date of this Indenture or as amended thereafter (so long as the amended agreement is not more disadvantageous to the Holders, taken as a whole, in any material respect than such agreement immediately prior to such amendment) or any transaction contemplated thereby (other than payment of management fees referred to in clause (10) below); and

            (10) so long as no Event of Default exists, the existence or performance by the Issuer or any Restricted Subsidiary of the provisions of the Management Agreement described in the Offering Memorandum under "Certain Relationships and Related Party Transactions" or any amendment thereto or replacement agreement therefor or any transaction contemplated thereby so long as such amendment or replacement is not more disadvantageous to the Holders, taken as a whole, in any material respect than the original agreements as in effect on the date of this Indenture.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

            (2) make loans or advances to the Issuer or any Restricted Subsidiary; or

            (3) transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

            However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (1) agreements governing Existing Indebtedness (including the MAAX Corporation Notes) and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

            (2) this Indenture and the Notes;

            (3) applicable law, rule, regulation or order;

            (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

            (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

            (7) any agreement for the sale or other disposition of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending the sale or other disposition;

            (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (9) Liens permitted to be incurred under the provisions of Section
      4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

            (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors of the Issuer, which limitation is applicable only to the assets that are the subject of such agreements;

            (11) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;

            (12) restrictions under Permitted Factoring Arrangements on the disposition of accounts receivable subject to Permitted Factoring Arrangements; and

            (13) agreements governing Indebtedness permitted to be incurred pursuant to Section 4.10; provided that either (a) the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive with respect to such dividend and other payment restrictions, as determined by the Board of Directors of the Issuer, in its reasonable and good faith judgment, than the provisions contained in the Credit Agreement or this Indenture as in effect on the date of this Indenture or (b) such encumbrance or restriction contained in such indebtedness does not prohibit (except upon a default or event of default thereunder or, if after giving effect to any such dividend, a default or event of default would occur thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors of the Issuer, in its reasonable and good faith judgment, to make scheduled cash payments on the Notes when due.

SECTION 4.16. Limitations on Layering Indebtedness.

            The Issuer shall not, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer.

            For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or secured by a junior priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.17. Reports to Holders.

            So long as any Notes are outstanding, the Issuer shall furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods that such information would have otherwise been required to have been provided to the SEC if the rules and regulations applicable to the filing of such information were applicable to the Issuer:

            (1) all quarterly and annual information that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

            The availability of the foregoing materials on either the SEC's EDGAR service or on the Issuer's or MAAX Corporation's website shall be deemed to satisfy the Issuer's delivery obligation.

            All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report shall include a report on the Issuer's consolidated financial statements by the Issuer's certified independent accountants. In addition, the Issuer shall cause a copy of all of the information and reports referred to in clauses (1) and (2) above to be posted no later than the date such information is required to be furnished to registered Holders, on the website of the Issuer or MAAX Corporation (and remain there for a period of one year from the date of such posting). The Issuer shall also agree that, for so long as any Notes remain outstanding, if at any time the Issuer is not required to file reports under the Exchange Act with the SEC, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.18. Limitations on Designation of Restricted and Unrestricted
              Subsidiaries.

            The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.11 or under one or more clauses of the definition of "Permitted Investments," as determined by the Issuer. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

SECTION 4.19. Business Activities.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Consolidations, Etc.

            The Issuer may not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

            (1) either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (x) is a corporation, organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (y) assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (2) immediately after such transaction, no Default or Event of Default exists; and

            (3) either (a) the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 4.10(a) or (b) the Fixed Charge Coverage Ratio of the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made, after giving effect to the transaction and any related financings, would not be less than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

            In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

            This Section 5.01 shall not apply to a merger of the Issuer with an Affiliate solely for the purpose, and with the effect, of reincorporating the Issuer, in another jurisdiction of the United States. In addition, nothing in this Section 5.01 shall prohibit any Restricted Subsidiary from consolidating or amalgamating with, merging with or into or conveying, transferring or leasing, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

            Each of the following is an "EVENT OF DEFAULT":

            (1) default for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes;

            (2) default in payment when due of the Accreted Value of, or premium, if any, on the Notes;

            (3) failure by the Issuer or any Restricted Subsidiary to comply (a) for 30 days after written notice with the provisions described under Sections 4.09 and 4.13 or (b) with Section 5.01;

            (4) failure by the Issuer or any Restricted Subsidiary for 60 days after written notice has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding to comply with any of the other agreements in this Indenture;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

                  (a) is caused by a failure to pay any such Indebtedness at its stated final maturity after giving effect to any applicable grace periods (a "PAYMENT DEFAULT"); or

                  (b) results in the acceleration of such Indebtedness prior to its stated final maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

            (6) failure by the Issuer or any Restricted Subsidiary to pay final judgments aggregating in excess of $20.0 million in excess of amounts that are covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

            (7) the Issuer or any of the Issuer's Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case, pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case or proceeding,

                  (b) consents to the entry of an order for relief or decree against it in an involuntary case or proceeding,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                  (d) makes a general assignment for the benefit of its
            creditors;

                  (e) admits in writing its inability to pay its debts generally as they become due; or

                  (f) files a petition or answer or consent seeking
            reorganization or relief; and

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Issuer or any of its Restricted
            Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case or proceeding;

                  (b) appoints a Custodian of the Issuer or any of its
            Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or a Custodian for all or substantially all of the assets of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or adjudges any such entity or group a bankrupt or insolvent or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such entity or group; or

                  (c) orders the winding up or liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

      and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. Acceleration.

            (a) In the case of an Event of Default specified in clause (7) or
(8) of Section 6.01, with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare (an "ACCELERATION DECLARATION") all the Notes to be due and payable. Upon an acceleration declaration, the Accreted Value of and accrued and unpaid interest and Special Interest, if any, on the outstanding Notes shall become due and payable immediately without further action or notice; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount at maturity of such outstanding Notes may rescind and annul such acceleration:

            (1) if the rescission would not conflict with any judgment or decree;

            (2) if all existing Events of Default have been cured or waived except nonpayment of accelerated Accreted Value and interest that has become due solely because of this acceleration;

            (3) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and

            (4) in the event of a cure or waiver of an Event of Default of the type set forth in Section 6.01(7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            In addition, in the event of an acceleration declaration because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01, the acceleration declaration shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness and if (x) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except nonpayment of Accreted Value or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03. Other Remedies.

            If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of Accreted Value, Special Interest, if any, or interest or premium on, any Note as specified in Section 6.01(1) or (2). The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05. Control by Majority.

            The Holders of not less than a majority in principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

            No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

            (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

            (2) Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes have requested in writing that the Trustee pursue the remedy;

            (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

            (5) Holders of a majority in aggregate principal amount at maturity of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the Accreted Value of or interest or premium on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(1)).

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value, premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal, interest and premium specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with Accreted Value, premium, if any, and interest, if any, on overdue principal and, to the extent that payment of such interest is lawful, Accreted Value, premium, if any, and interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: to Holders for interest, if any, accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

            Third: to Holders for Accreted Value of the Notes due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

            Fourth: to the Issuer.

            The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount at maturity of the outstanding Notes.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of Section 7.01(b).

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

            (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely conclusively on any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture whether on its own motion or at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

            (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

            (j) Except with respect to Section 4.01 and 4.06, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except
      (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification.

            (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

            If a Default or Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default in payment of Accreted Value, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Payment Date pursuant to a Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after each August 15, beginning with August 15, 2005 the Trustee shall, to the extent that any of the events described in Trust Indenture Act Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Sections 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Holders shall be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each securities exchange, if any, on which the Notes are listed.

            The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act Section 313(d).

SECTION 7.07. Compensation and Indemnity.

            The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee's negligence, bad faith or willful misconduct.

            To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

            When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

            Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the

            Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met. The provisions of Trust Indenture Act Section 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

            The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuer's Obligations.

            The Issuer may terminate its obligations under the Notes and this Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, when:

            (a)   either:

            (1) all the Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust, have been delivered to the Trustee for cancellation, or

            (2) all Notes that have not been delivered to the Trustee for cancellation otherwise have become due and payable by reason of a mailing of a notice of redemption or otherwise, will become due and payable within one year, or may be called for redemption, within one year or have been called for redemption pursuant to Section 5 or 6 of the Notes and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation, for Accreted Value, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption,

            (b) the Issuer has paid or caused to be paid all sums payable by it under this Indenture, and

            (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

            In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

            In the case of clause (2) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuer only), 7.07, 8.07 and 8.08 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuer's obligations in Sections 7.07,
8.05 and 8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Option to Effect Legal Defeasance or Covenant Defeasance.

            The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, and at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03. Legal Defeasance.

            Upon the Issuer's exercise under Section 8.02 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.05, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the Accreted Value of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.06;

            (2) the Issuer's obligations with respect to such Notes under
      Article 2 and Section 4.02;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith; and

            (4) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under
Section 8.04.

SECTION 8.04. Covenant Defeasance.

            Upon the Issuer's exercise under Section 8.02 of the option applicable to this Section 8.04, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.05, be released from its obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuer), 4.04, 4.07, 4.09 through 4.20, clause (3) of
Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under
Section 8.02 of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) and Section 6.01(8) shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

            In order to exercise either Legal Defeasance or Covenant Defeasance under either Sections 8.03 or 8.04:

            (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, without consideration of any reinvestment of interest, in the opinion of an investment bank, appraisal firm, or firm of independent public accountants nationally recognized in the United States, to pay the Accreted Value of, or interest and premium and Special Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

            (2) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                  (A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

                  (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

      in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.04, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Issuer's Restricted Subsidiar-ies that are Significant Subsidiaries is a party or by which the Issuer or any of the Issuer's Restricted Subsidiaries that are Significant Subsidiaries is bound;

            (6) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

            (7) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06. Deposited Money and Government Securities to Be Held in Trust;
              Other Miscellaneous Provisions.

            Subject to Section 8.07, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Article Eight in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to Issuer.

            Any money deposited with the Trustee or any Paying Agent, in trust for the payment of the Accreted Value of, premium or Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.08. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article VIII, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII, as the case may be; provided, however, that, if the Issuer makes any payment of Accreted Value of, premium or Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

            (a) The Issuer and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Issuer's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets, as applicable;

            (4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

            (6) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee.

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

      SECTION 9.02. With Consent of Holders.

            (a) Subject to Sections 6.07 and 9.03, the Issuer and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may amend or supplement this Indenture or the Notes, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may waive compliance with any provision of this Indenture or the Notes without notice to any other Holders;

            (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount at maturity of Notes whose holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal amount at maturity or Accreted Value of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (it being understood that this clause (2) does not apply to Sections 4.09 and 4.13);

            (3) reduce the rate of or change the time for payment of interest on any Note;

            (4) waive a Default or Event of Default in the payment of Accreted Value of, or interest or premium, or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes in accordance with the provisions of this Indenture and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of Accreted Value of, or interest or premium or Special Interest, if any, on the Notes;

            (7) waive a redemption payment with respect to any Note (it being understood that this clause (7) does not apply to a payment required by
      Section 4.09 or 4.13);

            (8)   change the method of calculation of Accreted Value;

            (9) in the event that the obligation to make a Change of Control Offer or an Asset Sale Offer has arisen, amend, change or modify in any material respect the obligation of the Issuer to make and consummate such Change of Control Offer or such Asset Sale Offer, as the case may be;

            (10) expressly subordinate the Notes in right of payment to any other Indebtedness of the Issuer; or

            (11)  make any change in these amendment and waiver provisions.

            (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

            (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder's Notes shall not be rendered invalid by such tender or exchange.

            (e)   After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Compliance with the Trust Indenture Act.

            From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount at maturity of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (11) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of Accreted Value of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall be at the expense of the Issuer.

                                   ARTICLE TEN

                                  MISCELLANEOUS

SECTION 10.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 10.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      if to the Issuer:

            MAAX Holdings, Inc.
            9224 73rd Avenue North
            Brooklyn Park, Minnesota  55428
            Attention: Secretary

            Telephone: (800) 328-2531
            Facsimile: (763) 424-9808

      with a copy to:

            J.W. Childs Associates L.P.
            111 Huntington Avenue - Suite 2900
            Boston, Massachusetts 02199
            Attention: Steven G. Segal

            Facsimile: (617) 753-1101

      if to the Trustee:

            U.S. Bank Trust National Association
            100 Wall Street, Suite 1600
            New York, NY 10005
            Attention: Corporate Trust Services

            Telephone: 212-361-6159
            Facsimile: 212-361-6153

            Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

            Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c).

SECTION 10.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 10.06. Rules by Paying Agent or Registrar.

            The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 10.07. Legal Holidays.

            If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 10.08. Governing Law.

            This Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

SECTION 10.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. No Recourse Against Others.

            No director, officer, employee, incorporator, member or (except as prohibited by applicable law) shareholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.11. Successors.

            All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 10.13. Severability.

            To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                MAAX HOLDINGS, INC., as Issuer

                                By: /s/ Denis Aubin
                                    ------------------------------------------
                                    Name: Denis Aubin
                                    Title: Executive Vice President and Chief
                                Financial Officer

                                         U.S.BANK TRUST NATIONAL ASSOCIATION,
                                           as Trustee

                                         By: /s/ Cheryl L. Clarke
                                             ---------------------------------
                                             Name: Cheryl L. Clarke
                                             Title: Assistant Vice President

                                                                       EXHIBIT A

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                               MAAX HOLDINGS, INC.
                        11.25% Senior Discount Notes 2012

                                                                       CUSIP No.
No.                                                                    $

      THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $644.45. THE ISSUE DATE OF THIS NOTE IS DECEMBER 10, 2004 AND THE YIELD TO MATURITY IS 11.25%. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT UNDER THIS NOTE CAN BE PROMPTLY OBTAINED BY SENDING A WRITTEN REQUEST TO THE ISSUER, C/O MAAX HOLDINGS, INC., 9224 73RD AVENUE NORTH, BROOKLYN PARK, MINNESOTA 55428,
      ATTENTION: SECRETARY.

      MAAX HOLDINGS, INC., a Delaware corporation (the "ISSUER"), for value received promise to pay to ____________ or its registered assigns, the principal sum of [or such other amount as is provided in a schedule attached hereto](a) on June 15, 2012.

      Interest Payment Dates: June 15 and December 15, commencing June 15, 2009.

      Record Dates: June 1 and December 1.

      Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

----------
(a) This language should be included only if the Note is issued in global form.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

                                  MAAX HOLDINGS, INC., as Issuer

                                  By: _______________________________________
                                      Name:
                                      Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the 11.25% Senior Discount Notes due 2012 described in the within-mentioned Indenture.

Dated:

                                  U.S.BANK TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                  By:  _________________________________________
                                                Authorized Signatory

                               (Reverse of Note)

                      11.25% Senior Discount Notes due 2012

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      SECTION 1. Interest. MAAX Holdings, Inc., a Delaware corporation (the "ISSUER"), promises to pay the principal amount at maturity of this Note on December 10, 2012.

      The Notes will accrete at the rate of 11.25% per annum, compounded semiannually on June 15 and December 15 of each year up to and including December 15, 2008 (the "FULL ACCRETION DATE") from an initial Accreted Value of $644.45 per $1,000 principal amount at maturity on the Issue Date to $1,000 per $1,000 principal amount at maturity on the Full Accretion Date, as reflected in the definition of Accreted Value. Beginning on the Full Accretion Date, cash interest on the Notes will accrue at the rate of 11.25% per annum and will be payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2009. Special Interest may accrue on the Notes pursuant to the Registration Rights Agreement. Interest on overdue principal and interest and Special Interest will accrue at the then applicable interest rate on the Notes. The Issuer will make each cash interest payment to the holders of record on the immediately preceding June 1 and December 1. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from December 15, 2008. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Notwithstanding anything to the contrary, the Accreted Value and principal amount at maturity of any Note shall be reduced by the portion of such Note redeemed by the Issuer pursuant to Section 7 of this Note.

      SECTION 2. Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in denominations of $1,000 principal amount at maturity and integral multiples thereof. The Issuer shall pay Accreted Value, premium, if any, Special Interest and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Accreted Value, premium, if any, interest and Special Interest, if any, on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that for Holders owning at least $5.0 million in principal amount at maturity of Notes that have given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer shall make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York shall be the office of the Trustee maintained for such purpose.

      SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.

      SECTION 4. Indenture. The Issuer issued the Notes under an Indenture dated as of December 10, 2004 ("INDENTURE") by and between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TRUST INDENTURE ACT"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

      SECTION 5. Optional Redemption.

      (a) On or after December 15, 2008 (the "FOURTH ANNIVERSARY"), the Issuer may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of the Accreted Value thereof) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning December 15 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

YEAR                                                    PERCENTAGE
----------------------------------------------          -----------
2008..........................................           105.625%
2009..........................................           102.813%
2010 and thereafter...........................           100.000%

      (b) At any time prior to the Fourth Anniversary, the Issuer may on any one or more occasions redeem all or a part of the Notes, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium, plus accrued and unpaid Special Interest, if any, on the Notes to be redeemed to the date of redemption; provided that in the case of any redemption in part, at least 50% of the aggregate principal amount at maturity of Notes issued under the Indenture (including any Additional Notes) remains outstanding after giving effect to such redemption.

      SECTION 6. Redemption With Proceeds From Equity Offerings. At any time prior to December 15, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 111.25% of the Accreted Value thereof on the date of redemption, plus accrued and unpaid Special Interest, if any, on the Notes to be redeemed to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount at maturity of Notes issued under the Inden-ture (including any Additional Notes, but excluding Notes held by the Issuer or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

      SECTION 7. Mandatory Redemption. On December 15, 2009, the Issuer will be required to redeem a portion of each Note outstanding on such date equal to the AHYDO Amount on such date. In the event that Special Interest accrues on the Notes pursuant to the Registration Rights Agreement, on each interest payment date after December 15, 2009, the Issuer will be required to redeem a portion of each Note outstanding on such date equal to the AHYDO Amount on such date. The redemption price for the portion of each Note redeemed under this Section 7 will be 100% of the Accreted Value of such portion of such Note as of the date of redemption.

      For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption.

      SECTION 8. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount at maturity may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

      SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuer shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the Accreted Value, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of repurchase.

      The Issuer is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their Accreted Value, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

      SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

      SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, or make any change that does not materially adversely affect the rights of any Holder of a Note.

      SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of Accreted Value or interest including an accelerated payment or the failure to make a payment on the Change of Control Payment Date or the Asset Sale Payment Date pursuant to a Asset Sale Offer or a Default in complying with the provisions of Article Five of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

      SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

      SECTION 15. No Recourse Against Others. No director, officer, employee, incorporator, member or (except as prohibited by applicable law) shareholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

      SECTION 16. Trustee Dealings with the Issuer. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

      SECTION 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      SECTION 19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer shall be obligated to use its commercially reasonable efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 11.25% Senior Discount Note due 2012 of the Issuer which shall have been registered under the Securities Act, in like Accreted Value and principal amount at maturity and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Special Interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain Special Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

      SECTION 20. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      SECTION 21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture.

----------
(a) This Section not to appear on Exchange Securities or Additional Notes unless required by the terms of such Additional Notes.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)
________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:  _________________            Signed:  __________________________________
                                               (Sign exactly as name appears on
                                                the other side of this Note)

Signature Guarantee: ___________________________________________________________

                        Participant in a recognized Signature Guarantee Medal-lion Program (or other signature guarantor program reas-onably acceptable to the Trustee)

      In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

                                   [Check One]

(1) ___   to the Issuer or a subsidiary thereof; or

(2) ___ to a person who the transferor reasonably believes is a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a non-"U.S. person" as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(6) ___   pursuant to an effective registration statement under the Securities
          Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act (an "Affiliate"):

    [ ]The transferee is an Affiliate of the Issuer.

      Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

      If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:___________________            Signed:  __________________________________
                                              (Sign exactly as name appears
                                               on the other side of this Note)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________           _______________________________________
                                         NOTICE: To be executed by an executive
                                                 officer

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

            Section 4.09 [ ]       Section 4.13 [ ]

      If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount (in denominations of $1,000 principal amount at maturity and integral multiples thereof): $___________

Dated: ______________________        Signed:   _________________________________
                                               (Sign exactly as name appears on
                                                the other side of this Note)

Signature Guarantee:            ________________________________________________
                                Participant in a recognized Signature Guarantee
                                Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE (a)

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

                                                                        Principal amount at
                        Amount of decrease in  Amount of increase in        maturity of              Signature of
                         Principal amount at    Principal amount at      this Global Note        authorized officer of
                             maturity of            maturity of       following such decrease       Trustee or Note
   Date of Exchange       this Global Note        this Global Note         (or increase)               Custodian
---------------------   ---------------------  ---------------------  -----------------------    ---------------------

----------
(a)   This schedule should be included only if the Note is issued in global form

                                                                       EXHIBIT B

                                 FORM OF LEGENDS

      Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Issuer and the Holder thereof or if such legend is no longer required by Section 2.16(g) of the Indenture:

   THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

      Each Global Note authenticated and delivered hereunder shall also bear the following legend:

      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK COR-

   PORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
   SECTION 2.16 OF THE INDENTURE.

      Each Temporary Regulation S Global Note shall also bear the following legend:

   "THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

   "NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."

      Each Note sold to a person resident in a province or territory of Canada and each Note issued as an Exchange Security to a person resident in a province or territory of Canada shall also bear the following legend, or the related confirmation or other ownership statement in the event that a book-entry system is used shall bear the following legend or restriction, in either case until such legend or restriction shall no longer be necessary or advisable because such Note is no longer subject to the restrictions on transfer contained therein:

   "UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR TO A PERSON IN ANY PROVINCE OR TERRITORY OF CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [INSERT THE DISTRIBUTION DATE], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors

                                                                    [     ], [ ]

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services

Ladies and Gentlemen:

      In connection with our proposed purchase of 11.25% Senior Discount Notes due 2012 (the "NOTES") of MAAX HOLDINGS, INC., a Delaware Corporation (the "ISSUER"), we confirm that:

      1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person who we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing at least $250,000 of Notes for its own account or for the account of an institutional accredited investor and who, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities Act) in accordance with Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or another available exemption under the Securities

   Act or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

      3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Notice to Investors" of the Offering Memorandum.

      4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of Transferee]

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                                     [    ], [ ]

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services

      Re:    MAAX Corporation (the "Issuer")
             11.25% Senior Discount Notes due 2012 (the "Notes")

Ladies and Gentlemen:

      In connection with our proposed sale of $[ ] aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

      (1) the offer of the Notes was not made to a person in the United States;

      (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

      (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

      (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

      You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By: ________________________________________
                                                  Authorized Signatory

                                                                       EXHIBIT E

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                TRANSFERS OF TEMPORARY REGULATION S GLOBAL NOTE

                                                        ______________,_________
U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services

      Re:    MAAX Corporation (the "Issuer")
             11.25% Senior Discount Notes due 2012 (the "Notes")

Dear Sirs:

      This letter relates to U.S. $ ______________ principal amount at maturity of Notes represented by a certificate (the "LEGENDED CERTIFICATE") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.16(c) of the Indenture (the "INDENTURE") dated as of December 10, 2004 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States (or to the Initial Purchaser (as defined in the Indenture)) to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

      You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Holder]

                                    By: ________________________________________
                                                  Authorized Signature